Exhibit 10.9

                                HIATUS COMMERCE CENTER
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       4700 Hiatus Road, Suite 153 * Sunrise, FL 33351 * (954) 572-9159 *
                              Fax: (954) 746-7306

                                 LEASE AGREEMENT

THIS LEASE, made and entered into this 24TH day of JANUARY, 2006, by and between HIATUS COMMERCE CENTER, hereinafter referred to as the "OWNER" and/or "LESSOR", located at 4700 Hiatus Road, Suite 153, Sunrise, FL 33351, and JOEL YOUNG AND YOUNG AVIATION, LLC, whose address is 7918 SW 5TH STREET, N. LAUDERDALE. FL 33068 and phone numbers are: (BUSINESS) (954) 597-1381, (FAX)(954) 722-5507,
(MOBILE)(954) 684-6186, (HOME) (954)720-9865 hereinafter referred to as the "OCCUPANT" and/or "LESSEE".

1. PREMISES: The Owner hereby agrees to Lease to the Occupant and the Occupant agrees to Lease from the Owner, under the terms and conditions set forth on all four (4) pages of this Lease agreement, hereinafter referred to as the "LEASED PREMISES".

       UNIT NUMBER(S) 252 located at 4700 Hiatus Road, Sunrise, FL 33351.

2. TERM: The Term of this Lease shall commence on the 1ST day of FEBRUARY, 2006.

3. RENTAL: This Lease is for a minimum of TWELVE (12) full months effective the first (1st) day of the month following execution of this Lease. The Occupant shall pay to the Owner, as rental for the Leased Premises, the sum of SIX HUNDRED SEVENTY FIVE($675.00) per month, plus Florida State Sales Tax and other charges delineated in this Lease. All charges due in pursuance of this Lease (rent, sales tax & other charges, if any) shall be due and payable in lump sum on the first (1 st) day of every month in advance without demand under the term of this Lease. All checks shall be made payable to HIATUS COMMERCE CENTER and are sent to 4700 Hiatus Road, Suite 153, Sunrise, FL 33351. (Unit number(s) should be noted on check to insure proper credit.)

     RECEIPT IS HEREBY ACKNOWLEDGED IN THE SUM OF $2,146.50 WHICH REPRESENTS:


               $ 675.00            $40.50              $1,431.00
              (Feb rent)         (Sales Tax)      (Security Deposit)

4. PERFORMANCE DEPOSIT: This deposit posted by the Occupant shall not be used as prepaid rent, shall not bear interest, and shall be returned to the Occupant by mail upon termination of this Lease within 30 days, provided all provisions of this Lease have been properly performed by the Occupant.

NOTE: ADDITIONAL TERMS AND CONDITIONS OF THIS LEASE APPEAR ON THE FOLLOWING THREE (3) PAGES. BOTH OWNER AND OCCUPANT HEREBY ACKNOWLEDGE BY THEIR SIGNATURES BELOW THAT THEY HAVE READ, UNDERSTAND AND ACCEPT ALL TERMS AND CONDITIONS EXPRESSED ON ALL FOUR (4) PAGES OF THIS LEASE.

IN WITNESS WHEREOF, the parties have hereunto set their hand and seals on the day and year above written.


/s/ Joel Young                               /s/ Benjamin J. Genet
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Joel Young                                   Benjamin J. Genet, President



          INITIALS AS TO LANDLORD:______       INITIALS AS TO TENANT: /s/ JAY

HIATUS COMMERCE CENTER
Page 2 of 4
January 25, 2006

5. USE OF LEASED PREMISES: Occupant shall use Leased Premises for OFFICE USE ONLY and for that purpose only during the term of this Lease, and shall comply with all Statutes, Ordinances, Rules, Orders, Regulations and Requirements of the Federal, State, County or City government departments or bureau exercising jurisdiction over the Leased Premises.

6. INSPECTION BY OWNER: The Owner shall have the right to enter and inspect the Leased Premises at any time.

7. CONDITION OF PREMISES AND DISCLAIMER OF WARRANTIES: The Occupant accepts the condition of the Leased Premises at the time of occupancy. It is specifically understood that Owner makes no warranties, expressed or implied, regarding the Leased Premises or related services, and Occupant is relying solely on his/her inspection and evaluation of the Leased Premises as the basis for his/her decision to enter into this Lease.

8.   MUTUAL COVENANTS:
     a. It is expressly understood and agreed upon by and between the parties that the Owner shall not be liable for and shall thereby be held harmless from any damages or injury, from any cause whatsoever, to said person or property, suffered by the Occupant, Occupant's employees, guests or invitees, or others; nor shall Owner be liable for any damages or injury of any type of nature resulting from water, termites (or other insects), fire, theft, mold, mildew or Acts of God which may be sustained by Occupant or other persons; nor shall Owner be liable for any damages or injury resulting from carelessness, negligence, or improper conduct on the part of any other tenant or agent or employee of the Owner, or by reason of breakage, leakage or obstruction of the water and sewer pipes, or other water leakage of whatever nature in or about the Leased Premises.
     b. All property stored in the Leased Premises shall be at risk of the Occupant and the Occupant shall be responsible for securing his/her own insurance and the cost of same to cover any personal injury or damage to property.
     c. Occupant shall keep the doors closed and locked at all times except when Occupant is present and therefore Owner shall have no liability or responsibility in the event of theft or vandalism of the Occupant's property. Occupant shall not allow any equipment, materials, inventory, or any property of any kind whatsoever to remain outside the Leased Premises, either temporarily or for storage purposes. It is expressly understood that Owner shall maintain and keep fire and extended coverage insurance in effect covering the building of which the Leased Premises is a part and this insurance will cover only the structure and will not offer any protection to the Occupant or Occupant's employees, guests or invitees, or others for personal injury or personal property destroyed by fire or any other causes.
     d. Occupant agrees to pay all costs and expenses of litigation and reasonable attorney's fees incurred by the Owner in connection with the enforcement of the terms set forth in this Lease.
     e. Occupant agrees to comply with the reasonable rules and regulations of the storage area as from time to time are promulgated by Owner. Occupant agrees to take all steps necessary to insure that all activities within the Leased Premises shall not interfere with the quiet enjoyment of the remainder of the storage and office area by the Owner and/or other tenants.
     f. Occupant, or any successor, shall not assign this Lease or any part thereof of the Leased Premises without the written consent of the Owner.
     g. Occupant shall not erect any signs or other appurtenances on the exterior of the Leased Premises or make any modifications to the Leased Premises either on the exterior or interior without the express written consent of the Owner. Any improvements to the Leased Premises shall be removed at the end of the term of this Lease.
     h. Occupant agrees to keep the Leased Premises in a good state of repair during the term of this Lease and return the Leased Premises to Owner at the expiration of the Lease in the same condition as the Leased Premises are at the beginning of the term. Occupant shall be responsible for all necessary cleanups and repair expenses. Owner may deduct such expenses from the Performance Deposit held by Owner.
     i. The costs for the repair of any damage done to common elements (such as, but not limited to, corridors and bathrooms) shall be borne equally by the Occupants having access to those common elements and Owner may deduct such expenses from the Performance Deposit held by Owner.
     j. All tenants will provide Landlord with a Certificate of Insurance with limits of no less than $300,000 naming Landlord as "additional insured landlord".
     k. Smoking is not allowed in the offices at any time. If Lessor or Lessor's employees wish to smoke, it must be done outside of the building and ashtrays must be provided for them and must be kept clean.


          INITIALS AS TO LANDLORD:______       INITIALS AS TO TENANT: /s/ JAY

HIATUS COMMERCE CENTER
Page 3 of 4
January 25, 2006

9. OWNER'S REMEDIES: The parties acknowledge and agree that in the event any installment of rent or other charges remain unpaid for five (5) days, or in the event the Occupant violates any terms or provisions of this Lease, Owner or his agent acting in his behalf, may commence the following action for all charges which are due:
     a. If a check is unpaid by your bank, for any reason, there will be a returned check fee in the amount of twenty-five dollars ($25.00) or five percent (5%) of the check, whichever amount is greater. If a check is returned unpaid, all future payments must be by cash, cashiers check or money order.
     b. If rent is not received by the fifth (5th) day of the month, there will be a Late Fee of seventy-five dollars ($75.00) per space or ten percent (10%) of the monthly rent, whichever is greater. If rent has not been paid by the tenth (10th) day of any month, the Late Fee will be an additional ten dollars ($10.00) per day, retroactive to the first day of the month. If a check is returned it will not be re-deposited.
     c. If Tenant is served a 3-Day Notice for failure to pay rent, there will be a charge of seventy five dollars ($75.00) to cover administrative costs.
     d. All costs defined above shall be considered "additional rent", and will be due and payable as such.
     e. If rent is not received by the twentieth (20th) day of the month, the Lease is hereby terminated and all deposit monies will be forfeited.
     f.   Owner shall be entitled to enter the Leased Premises on the twentieth
          (20th) day of the month and remove the contents of the Leased
          Premises.
     g. If Owner removes property stored in the Leased Premises, Occupant agrees to pay reasonable removal and storage fees within ten (10) days of said removal. If Occupant fails to pay rent and other related charges by the thirtieth (30th) day of the month, the property is considered abandoned and will be sold by the Owner in a commercially reasonable manner. If Owner removes property from the Leased Premises and Occupant pays rent and other related charges by the thirtieth
          (30th) day of the month, Owner shall return property to the Occupant.
     h. Sale of the property stored in the Leased Premises shall be conducted in accordance with the terms of the "Self-storage Facility Act" (F.S. 83.801-83.809).

10. NOTICES: Any notices permitted or required to be given by the terms of this Lease shall be effective upon mailing and shall be deemed sufficient if mailed by United States Mail with proper postage and address affixed thereto to the parties at their address shown on this Lease.

11. WAIVER: The failure of either party to enforce any covenant or other provision of this Lease shall not constitute a waiver of the right to do so thereafter nor shall the same rise to any cause of action or defense on the part of the Owner.

12. MODIFICATION: No modification of this Lease will be effective to vary any of the terms or provisions thereof unless the modification is in writing and signed by both parties. A copy of the modification will be given to both parties.

13. DUMPSTERS: Dumping of offsite garbage or debris is strictly prohibited. Dumping of appliances, vehicle parts, construction materials, etc. is strictly prohibited. Violators of this policy will be charged for removal of their garbage and will be prosecuted to the full extent of the law.

14. FIRE EXTINGUISHERS: Each unit and office is required to provide and maintain their own 2A10BC fire extinguisher.

15. OVERNIGHT PARKING: There shall be no overnight parking on any portion of the property other than the "Leased Premises". Any vehicle which has been left on the property will be considered abandoned and will be towed without notice.

16. SMOKING: At no time is Smoking allowed inside any building on the premises. Should Lessee desire to smoke, all smoking must be conducted outside tenant's space. The area outside of tenant's space must be cleaned up of all smoking related trash by the Tenant. Failure to clean up, will result in tenant being charged for said clean up.

17. ASSIGNMENT AND SUBLETTING: Occupant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Leased Premises or any part thereof, or any right or privilege appurtenance thereto, or allow any other person, except the employees and invitees of Occupant, to occupy or use the Leased Premises or any portion thereof.


          INITIALS AS TO LANDLORD:______       INITIALS AS TO TENANT: /s/ JAY

HIATUS COMMERCE CENTER
Page 4 of 4
January 25, 2006

18. PROPERTY TO BE STORED: Occupant hereby represents and warrants to the Owner that all property placed in the Leased Premises during the term of the Lease shall be the sole property of the Occupant. No tires, petroleum products, explosives, firearms, volatile or flammable chemicals or any other property which would materially increase the hazard of fire shall be stored in the Leased Premises.

19. REPAIRS: Occupant shall be deemed to have accepted the Leased Premises as being in good, sanitary order, condition and repair. Occupant shall, at Occupant's sole cost and expense, keep the Leased Premises and every part thereof in good condition and repair including, without limitation, the maintenance, replacement and repair of any doors, windows, glazing, plumbing, electrical wiring and conduits, and heating and air conditioning system. Occupant shall, upon the expiration or sooner termination of this Lease, surrender the Leased Premises to the Lessor in clean, good condition; ordinary wear and tear, and damage from causes beyond the reasonable control of Occupant excepted. Any damage to adjacent Premises caused by the Occupant's use of the Leased Premises shall be repaired at the sole cost and expense of Occupant.

20. ELECTRICITY: THIS CLAUSE APPLIES TO NON-INDIVIDUALLY METERED OFFICES AND WAREHOUSE BAYS. Electricity is supplied to your unit for general lighting and/or normal office use only. If Tenant uses other devices such as refrigeration units, compressors, etc., Occupant must advise Owner in writing of equipment to be used, nameplate rating of running load amperage and voltage, and reimburse Owner for the cost of electricity consumed.

21. RADON GAS: This building has NOT been tested for radon gas. Florida Statute 404.056(8) requires that the following statement be part of this Lease:
     "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing maybe obtained from your county public health unit."

22. Tenant agrees that it will use the dumpsters solely for the disposal of normal office trash, i.e. papers, lunch bags, etc., and at no time will cardboard containers be placed in the dumpsters for removal. Tenant is aware that the dumpster areas are monitored by video surveillance, and any violation of this provision by Tenant or Tenant's employees could subject Tenant to fines and/or prosecution.

BOTH OWNER AND OCCUPANT HEREBY ACKNOWLEDGE BY THEIR SIGNATURES BELOW THAT THEY HAVE READ, UNDERSTOOD, AND ACCEPT ALL THE TERMS AND CONDITIONS EXPRESSED ON ALL FOUR PAGES OF THIS LEASE.

Accepted by: /s/ JAY                                             Date: 1/26/06

Occupant's Driver's License Number:
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Occupant's Social Security Number:
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